UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010
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TEL-INSTRUMENT ELECTRONICS CORP
(Exact name of registrant as specified in its charter)

New Jersey	33-18978	22-1441806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

728 Garden St Carlstadt, New Jersey 07072	(201) 933-1600
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 13, 2010, announced that it has concluded a deal to raise $2.5 million in financing with BCA Mezzanine Fund LLC, a Delaware company based in Providence, RI. The financing is in the form of a five year loan with an interest rate of 14%. During the first year payments are interest only. After the first year the Company will make monthly payments of approximately $69,000 until the note is paid in August 2015. The Loan Documents also contain customary representations, warranties, covenants and conditions including quarterly financial requirements, a lien on the Company's assets and the Lender's right to attend Board of Directors’ meetings. In the event of a default, as defined in the Loan Documents, and if the Company can't cure the default during the specified cure period, the Lender can foreclose on the Company's assets

Section 7 – Regulation FD

Item 7.01.   Regulation FD Disclosure

On September 13, 2010, announced received a $1.3 million contract to supply 75 T-47N ramp test sets to the U.S. Army. This order is part of a five year IDIQ (indefinite-delivery/indefinite-quantity) contract from the U.S. Army for up to 235 T-47N test sets with a maximum contract value of approximately $4 million which was awarded in February 2010. The Company had previously delivered 35 test sets on this IDIQ contract.  The Company expects to complete delivery of all units under this contract during the current fiscal year.

           A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP

Date:	September 15, 2010	By:	/s/ Harold K. Fletcher
Harold K. Fletcher
CEO

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